UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 27, 2003

SPHERION CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-11997	36-3536544

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2050 Spectrum Boulevard
Fort Lauderdale, Florida 33309

(Address, including zip code, of Principal Executive Offices)

Registrant’s telephone number, including area code: (954) 308-7600

ITEM 12. RESULTS OF OPERATIONS AND FINANCIAL CONDITION

     On October 27, 2003, Spherion Corporation issued a press release announcing its results of operations for the fiscal quarter ended September 26, 2003. A copy of the press release is attached as an exhibit hereto.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPHERION CORPORATION

Date: October 27, 2003	By: /s/ Roy G. Krause

President & Chief Operating Officer

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Exhibit

[Spherion Logo]

Investor Contact:	Teri Miller (954) 308-8216 terilmiller@spherion.com

Media Contact:	Patricia Johnson (954) 308-7661 patriciacjohnson@spherion.com

FOR IMMEDIATE RELEASE

SPHERION ANNOUNCES THIRD QUARTER 2003 FINANCIAL RESULTS

     FORT LAUDERDALE, Fla., October 27, 2003 — Spherion Corporation (NYSE: SFN) today announced financial results for the third quarter and nine months ended September 26, 2003. The Company reported revenues of $528.0 million for the third quarter 2003, which is flat compared with $528.6 million in the third quarter of 2002. The Company’s net loss was ($1.9) million or ($0.03) per share in the third quarter of 2003, compared with net earnings of $2.3 million or $0.04 per share for the third quarter 2002.

     Third quarter (loss) earnings from continuing operations were ($0.03) per share in 2003 compared with $0.06 per share in 2002. However, excluding restructuring charges and gain on the retirement of debt, adjusted (loss) earnings from continuing operations was $0.00 on a per share basis for the third quarter 2003 and $0.02 per share in the same period of 2002.

     Spherion president and chief operating officer Roy Krause commented, “We are pleased with the 5.2% sequential quarterly revenue growth generated in the third quarter. We experienced strength within our core Recruitment businesses, reflecting the result of initiatives undertaken over the last two years to increase our sales effectiveness. We also continued to make progress on streamlining our infrastructure and, in October, we achieved key milestones in the implementation of our ERP system. The early signs of operational and economic improvement we experienced during the third quarter are encouraging.”

     For the nine months ended September 26, 2003, revenues were $1.5 billion compared to $1.6 billion in the same period last year. The net loss for the third quarter was ($13.2) million in 2003 and ($625.6) million in 2002. The net loss per diluted share for the nine-month periods was ($0.22) in 2003 and ($10.39) in 2002.

     Additionally, Krause commented, “In the Recruitment segment the greatest revenue gains were reported by our U.S. staffing operation compared with the second quarter 2003. In the third quarter, pricing in our U.S. staffing business was reasonably stable. However, overall gross profit margins in the Recruitment segment were impacted sequentially by business mix shift due to higher growth rates within lower margin staffing services, weaker pricing for higher level skills, primarily internationally, and to a lesser extent higher employment related costs.”

     He continued, “While Outsourcing results were consistent with the second quarter 2003, the Technology segment revenues and gross profit margins continued to decline this quarter. As a result of these ongoing trends and after careful consideration of alternatives, we are consolidating the technology business unit with our professional recruiting group. Our professional recruiting group has achieved sequential revenue growth for six consecutive quarters in a challenging economic environment. We expect to leverage the business models and natural synergies that exist between the two groups to improve operating results.”

OTHER ITEMS

     Effective with the start of the fourth quarter 2003, the Company successfully implemented the payroll and human resource management phase of its new enterprise-wide information system. In October, the Company began converting its U.S. staffing branches to the new front-office system, marking an on-time start of the front-office rollout and the final phase of the system implementation, which will continue through March of 2004. The Company anticipates that the technology investment and standardization of business processes will significantly enhance productivity and reduce operating expenses in future periods.

     As previously disclosed, the Company will incur restructuring charges, primarily related to severance, as it completes each phase of the enterprise-wide information system implementation and other cost containment initiatives. In the third quarter, the Company recorded a pre-tax restructuring charge of approximately $2.5 million for severance related to redundancies and centralization of several business support functions. The Company currently anticipates a charge of approximately $3 million on a pre-tax basis in the fourth quarter 2003.

OUTLOOK

     Krause commented, “Weekly sales trends in the U.S. staffing business for the first three weeks of October were modestly higher than September levels. However, based on the additional holiday downtime traditionally experienced in the fourth quarter, we anticipate revenues will be roughly flat or only modestly higher compared with the third quarter. Excluding the restructuring charge, we are anticipating a slight profit on the bottom line, assuming no significant changes to recent sales trends.”

     The Company currently anticipates revenue for the fourth quarter 2003 will be between $520 and $540 million and (loss) earnings from continuing operations will be between ($0.05) and $0.00 per share. This guidance includes a charge of approximately ($0.03) per share for the restructuring activities expected during the fourth quarter and assumes a 33% effective tax rate. Excluding the restructuring charge, the Company anticipates that fourth quarter adjusted (loss) earnings from continuing operations will be between ($0.02) and $0.03 per share.

About Spherion

     Spherion Corporation provides recruitment, technology and outsourcing services. Founded in 1946, with operations in North and Central America, Europe and Asia/Pacific, Spherion helps companies efficiently plan, acquire and optimize talent to improve their bottom line. To learn more, visit www.spherion.com.

     This release contains statements that are forward looking in nature and, accordingly, are subject to risks and uncertainties. Factors that could cause future results to differ from current expectations include risks associated with: Competition — our business operates in highly competitive markets with low barriers to entry; Economic conditions — a significant economic downturn could result in our clients using fewer flexible employees or the loss or bankruptcy of a significant client could materially adversely affect our business results; Changing market conditions — our business is dependent upon the availability of qualified personnel; Corporate strategy — we may not achieve the intended effect of our business strategy; Technology demand – lack of client investments in new technology may result in reduced demand for our Technology services; Technology Investments – our investment in technology initiatives may not yield their intended results; Tax filings – regulatory challenges to our tax filing positions could result in additional taxes; Credit Rating – further reduction in the Company’s credit rating may affect our ability to borrow and increase future borrowing costs; Litigation — we are a defendant in a variety of litigation and other actions from time to time and we may be exposed to employment–related claims and costs; Other — government regulation may increase our costs; business risks associated with international operations could make those operations more costly; failure or inability to complete our outsourcing projects could result in damage to our reputation and give rise to legal claims; managing or integrating any future acquisitions may strain our resources, and certain contracts contain termination provisions and pricing risks. These and additional factors discussed in this release and in Spherion’s filings with the Securities and Exchange Commission could cause the Company’s actual results to differ materially from any projections contained in this release.

     Spherion Corporation prepares its financial statements in accordance with generally accepted accounting principles (GAAP). Adjusted earnings (loss) from continuing operations is a non-GAAP financial measure, which excludes certain non-operating related charges and gains. Items excluded from the calculation of adjusted earnings (loss) from continuing operations include, but are not limited to, restructuring charges, gains/losses on the sale of assets, and gains on the early retirement of debt, net of taxes. Adjusted earnings (loss) from continuing operations is a key measure used by management to evaluate its operations. Management does not consider the items excluded to be operating costs/gains and therefore, excludes them from the evaluation of the Company’s operating performance. Adjusted earnings (loss) from continuing operations should not be considered a measure of financial performance in isolation or as an alternative to earnings (loss) from continuing operations or net earnings (loss) as determined in the Statement of Operations in accordance with GAAP, and, as presented, may not be comparable to similarly titled measures of other companies. Items excluded from adjusted earnings (loss) from continuing operations are significant components in understanding and assessing financial performance.

SPHERION CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, amounts in thousands, except per share amounts)

	Three Months Ended

	September 26,	September 27,
	2003	2002

Revenues (1)	$528,008	$528,602
Cost of services	407,452	397,007

Gross profit	120,556	131,595

Selling, general and administrative expenses	109,127	114,111
Licensee commissions	11,444	12,272
Amortization of intangibles	122	87
Interest expense	1,478	3,015
Interest income	(1,237)	(1,779)
Restructuring, asset impairments and other charges	2,539	—
Other gains (3)	—	(3,948)

	123,473	123,758

(Loss) earnings from continuing operations before income taxes and discontinued operations	(2,917)	7,837
Income tax benefit (expense)	1,017	(4,014)

(Loss) earnings from continuing operations before discontinued operations	(1,900)	3,823

Discontinued operations:
Loss from discontinued operations (2)	(63)	(2,367)
Income tax benefit	19	800

Loss from discontinued operations	(44)	(1,567)

Net (loss) earnings	$(1,944)	$2,256

(Loss) earnings per share-Basic:
(Loss) earnings from continuing operations before discontinued operations	$(0.03)	$0.06
Loss from discontinued operations	(0.00)	(0.03)

	$(0.03)	$0.04

(Loss) earnings per share-Diluted:
(Loss) earnings from continuing operations before discontinued operations	$(0.03)	$0.06
Loss from discontinued operations	(0.00)	(0.03)

	$(0.03)	$0.04

Weighted average shares used in computation of (loss) earnings per share:
Basic	60,054	59,469
Diluted	60,054	60,295

(1)	Includes sales of all company-owned and licensed offices and royalties on sales of franchised offices.

(2)	Includes a pre-tax loss on disposal of $1,309 in 2002.

(3)	Includes a gain from the repurchase of convertible subordinated notes of $3,948 in 2002.

SPHERION CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, amounts in thousands, except per share amounts)

	Nine Months Ended

	September 26,	September 27,
	2003	2002

Revenues (1)	$1,514,482	$1,589,552
Cost of services	1,160,110	1,195,273

Gross profit	354,372	394,279

Selling, general and administrative expenses	332,933	349,065
Licensee commissions	33,244	35,813
Amortization of intangibles	341	226
Interest expense	4,546	9,416
Interest income	(4,393)	(4,726)
Restructuring, asset impairments and other charges	2,063	5,165
Other gains (3)	(313)	(3,948)

	368,421	391,011

(Loss) earnings from continuing operations before income taxes, discontinued operations and cumulative effect of change in accounting principle	(14,049)	3,268
Income tax benefit (expense)	4,676	(2,407)

(Loss) earnings from continuing operations before discontinued operations and cumulative effect of change in accounting principle	(9,373)	861

Discontinued operations:
Loss from discontinued operations (2)	(949)	(17,887)
Income tax (expense) benefit	(2,903)	7,017

Loss from discontinued operations	(3,852)	(10,870)

Loss before cumulative effect of change in accounting principle	(13,225)	(10,009)

Cumulative effect of change in accounting principle, net of income tax benefit of $76,012 in 2002	—	(615,563)

Net Loss	$(13,225)	$(625,572)

(Loss) earnings per share-Basic:
(Loss) earnings from continuing operations before discontinued operations and cumulative effect of change in accounting principle	$(0.16)	$0.01
Loss from discontinued operations	(0.06)	(0.18)
Cumulative effect of change in accounting principle	—	(10.37)

	$(0.22)	$(10.54)

(Loss) earnings per share-Diluted:
(Loss) earnings from continuing operations before discontinued operations and cumulative effect of change in accounting principle	$(0.16)	$0.01
Loss from discontinued operations	(0.06)	(0.18)
Cumulative effect of change in accounting principle	—	(10.23)

	$(0.22)	$(10.39)

Weighted average shares used in computation of (loss) earnings per share:
Basic	59,859	59,375
Diluted	59,859	60,201

(1)	Includes sales of all company-owned and licensed offices and royalties on sales of franchised offices.

(2)	Includes a pre-tax loss on disposal of $1,058 and $8,564 in 2003 and 2002, respectively.

(3)	Includes a gain from the repurchase of convertible subordinated notes of $313 and $3,948 in 2003 and 2002, respectively.

SPHERION CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(amounts in thousands, except share data)

	September 26,	December 27,
	2003	2002

	(unaudited)
Assets
Current Assets:
Cash and cash equivalents	$52,395	$65,456
Receivables, less allowance for doubtful accounts of $5,470 and $6,760	308,603	284,675
Deferred tax asset	21,065	19,897
Income tax receivable	27,846	90,788
Insurance deposit	27,866	26,808
Other current assets	16,026	16,341
Assets of discontinued operations	—	11,000

Total current assets	453,801	514,965
Goodwill	48,087	30,894
Property and equipment, net	135,073	94,520
Deferred tax asset	136,419	134,971
Insurance deposit	72,562	61,892
Other assets, net	29,103	26,453

	$875,045	$863,695

Liabilities and Stockholders’ Equity
Current Liabilities:
Current portion of long-term debt	$2,647	$5,419
Accrued restructuring	5,424	5,938
Accounts payable and other accrued expenses	92,042	88,751
Accrued salaries, wages and payroll taxes	76,340	72,820
Accrued insurance reserves and other current liabilities	35,215	40,738
Liabilities of discontinued operations	—	8,316

Total current liabilities	211,668	221,982
Long-term debt, net of current portion	8,326	8,535
Convertible subordinated notes	89,748	96,715
Accrued insurance reserves	44,494	45,935
Accrued income taxes payable	81,953	67,619
Deferred compensation and other long-term liabilities	32,602	18,896

Total liabilities	468,791	459,682

Stockholders’ Equity:
Preferred stock, par value $.01 per share; authorized, 2,500,000 shares; none issued or outstanding	—	—
Common stock, par value $.01 per share; authorized, 200,000,000 shares; issued 65,341,609 shares	653	653
Treasury stock, at cost, 5,698,474 and 6,376,964 shares, respectively	(58,543)	(66,860)
Additional paid-in capital	854,424	859,551
Accumulated deficit	(401,912)	(388,687)
Accumulated other comprehensive income (loss)	11,632	(644)

Total stockholders’ equity	406,254	404,013

	$875,045	$863,695

SPHERION CORPORATION AND SUBSIDIARIES
SEGMENT INFORMATION
(unaudited, dollar amounts in thousands)

	Three Months Ended			Nine Months Ended

	September 26,	September 27,	June 27,	September 26,	September 27,
	2003	2002	2003	2003	2002

Revenues:
Recruitment	$386,750	$367,063	$357,977	$1,078,449	$1,081,788
Technology	68,158	82,960	71,699	212,779	261,763
Outsourcing	73,100	78,579	72,225	223,254	246,001

Segment revenue	$528,008	$528,602	$501,901	$1,514,482	$1,589,552

Gross profit:
Recruitment	$88,198	$87,446	$85,386	$249,396	$254,975
Technology	17,338	23,554	19,062	55,272	75,510
Outsourcing	15,020	20,595	15,073	49,704	63,794

Segment gross profit	$120,556	$131,595	$119,521	$354,372	$394,279

Segment operating profit:
Recruitment	$4,427	$4,490	$215	$1,925	$8,323
Technology	780	1,418	1,209	1,537	4,856
Outsourcing	2,534	5,302	1,591	8,412	14,636

Segment operating profit	7,741	11,210	3,015	11,874	27,815

Unallocated central costs	(7,756)	(5,998)	(8,589)	(23,679)	(18,414)
Amortization expense	(122)	(87)	(112)	(341)	(226)
Interest expense	(1,478)	(3,015)	(1,652)	(4,546)	(9,416)
Interest income	1,237	1,779	1,696	4,393	4,726
Restructuring, asset impairments and other charges	(2,539)	—	476	(2,063)	(5,165)
Other gains	—	3,948	313	313	3,948

Loss from continuing operations before income taxes, discontinued operations and cumulative effect of change in accounting principle	$(2,917)	$7,837	$(4,853)	$(14,049)	$3,268

MEMO:

Gross profit margin:
Recruitment	22.8%	23.8%	23.9%	23.1%	23.6%
Technology	25.4%	28.4%	26.6%	26.0%	28.8%
Outsourcing	20.5%	26.2%	20.9%	22.3%	25.9%
Total Spherion	22.8%	24.9%	23.8%	23.4%	24.8%

Segment operating profit margin:
Recruitment	1.1%	1.2%	0.1%	0.2%	0.8%
Technology	1.1%	1.7%	1.7%	0.7%	1.9%
Outsourcing	3.5%	6.7%	2.2%	3.8%	5.9%
Total Spherion	1.5%	2.1%	0.6%	0.8%	1.7%

Supplemental Cash Flow Information:
Operating cash flow	$3,060	$4,236	$(1,520)	$81,234	$44,710
Capital expenditures	$17,472	$6,847	$25,199	$58,887	$25,395
Depreciation and amortization	$7,439	$7,514	$7,033	$21,268	$22,125
DSO	54	52	54	54	52

SPHERION CORPORATION AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION
(unaudited, amounts in thousands, except per share amounts)

	Management Guidance	Three Months Ended		Nine Months Ended
	Three Months Ended
	December 26,	September 26,	September 27,	September 26,	September 27,
	2003	2003	2002	2003	2002

Adjusted (loss) earnings from continuing operations		$(250)	$1,372	$(8,226)	$1,767

Restructuring, asset impairments and other charges, net of tax		(1,650)	—	(1,341)	(3,357)

Other gains, net of tax		—	2,451	194	2,451

(Loss) earnings from continuing operations		(1,900)	3,823	(9,373)	861

Loss from discontinued operations		(44)	(1,567)	(3,852)	(10,870)

Cumulative effect of change in accounting principle, net of tax		—	—	—	(615,563)

Net (loss) earnings		$(1,944)	$2,256	$(13,225)	$(625,572)

Per share-Diluted amounts:
Adjusted (loss) earnings from continuing operations	($0.02) to $0.03	$(0.00)	$0.02	$(0.14)	$0.03

Restructuring, asset impairments and other charges, net of tax	($0.03)	(0.03)	—	(0.02)	(0.06)

Other gains, net of tax	—	—	0.04	0.00	0.04

(Loss) earnings from continuing operations	($0.05) to $0.00	(0.03)	0.06	(0.16)	0.01

Loss from discontinued operations		(0.00)	(0.03)	(0.06)	(0.18)

Cumulative effect of change in accounting principle, net of tax		—	—	—	(10.23)

Net (loss) earnings		$(0.03)	$0.04	$(0.22)	$(10.39)

Weighted average shares used in computation of earnings (loss) per share:
Diluted		60,054	60,295	59,859	60,201